Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm and Financial Statements” in this Registration Statement on Form N-1A of HC Capital Trust.
/s/ PricewaterhouseCoopers LLP
Columbus, OH
March 29, 2010